Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), Christal Bemont, Chief Executive Officer (Principal Executive Officer) of Talend S.A. (the “Company”), and Adam Meister, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies that, to the best of her or his knowledge:

9

1.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2019, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 17, 2020

/s/ Christal Bemont	/s/ Adam Meister
Christal Bemont	Adam Meister

Chief Executive Officer	Chief Financial Officer

(Principal Executive Officer)	(Principal Financial and Accounting Officer)

*This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Talend S.A. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.